EX-10.2

                   THIRD AMENDED EMPLOYMENT AGREEMENT BETWEEN
                                 SMARTPROS LTD.
                                       AND
                                 ALLEN S. GREENE


This amended employment agreement dated as of May 1, 2004 is by and between SmartPros Ltd., a Delaware corporation (the "Company"), and Allen S. Greene, an individual residing at 100 Minnisink Road, Short Hills, New Jersey 07078 (the "Executive").

1. EMPLOYMENT. The Company shall employ the Executive, and the Executive agrees to serve the Company, on the terms and conditions set forth herein. The Executive shall serve as Vice Chairman & Chief Executive Officer of the Company and shall be based at the Company's headquarters in Hawthorne, New York, but Executive may work up to 2 days per week from his home. The Executive hereby accepts such employment hereunder, except for absences occasioned by illness and reasonable vacation periods, and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company shall from time to time reasonably assign to him. The Executive shall report to and be supervised by the Board of Directors of the Company (the "Board"). The Executive shall use his best efforts, including the highest standards of professional competence and integrity, and shall devote his full business time and effort to the performance of his duties hereunder. The Executive shall not engage in any other business activity except that the Executive may engage from time to time in such personal investment activities as do not interfere with his day to day responsibilities to the Company. The Executive shall be allowed to serve as an independent member of the boards of directors of other companies with the prior approval of the Board.


2.     COMPENSATION AND BENEFITS.

       2.1 SALARY. During the Term (as defined below) of this Agreement, the Executive shall be paid a salary at the rate of $236,250 per annum (the "Base Salary"), payable as customarily paid by the Company. Such salary shall increase to $250,000 per annum upon the completion of a public offering. During the Term of this
              Agreement, executive's base salary shall be reviewed at least annually by the Board. The first such review will be made no later than April 30, 2005 and thereafter the Base Salary shall be reviewed on or before April 30th of each succeeding year. The Board, in its sole discretion, may increase, but not decrease the Base Salary.

       2.2 BONUS. In addition to his Base Salary, the Executive may be entitled to bonuses at times and amounts determined in the discretion of the Board. The

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              target  bonus shall equal 50 % of Base  Salary.  The bonus will be
              based  50%  on   Company   performance   and  50%  on   individual
              performance.

       2.3 BENEFITS. The Executive shall be entitled to participate in all employee benefit programs or plans maintained by the Company from time to time on the same basis as other similarly situated executive employees of the Company. If the Executive elects not to participate in the Company's health, dental or life insurance plans the Company will pay or reimburse (based on the cost to the Company for a family plan) the Executive for the direct premium cost of Executive's participation in the Fleet Bancorp health and life insurance plan. (Any increase in the Company's cost for their plan will increase the amount of reimbursement.) The Company will pay or reimburse the lease cost of the automobile currently leased by the Executive and upon expiration or termination of the lease will continue to provide the Executive with a similar suitable automobile for his business and/or personal use. The Company will pay or reimburse all maintenance, insurance, tolls, fuel, and other operating expenses of the automobile currently leased by Executive or any replacement provided by the Company hereunder including any excess mileage charges. The Executive will be entitled to 4 weeks paid vacation per year.

       2.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive in accordance with its general reimbursement policies for all ordinary and necessary expenses incurred by the Executive on behalf of the Company upon the presentation of appropriate supporting documentation.

       2.5 STOCK OPTIONS. Pursuant to Stock Option Agreements in customary form, the Company has previously granted to the Executive pursuant and subject to its Stock Option Plan, stock options to purchase up to 250,000 shares of the Company's common stock ("Common Stock"). The options have a term of 10 years, and are fully vested. In addition, the options provide that upon termination of employment, the executive may exercise all options vested at the time of such termination until the later of (a) the 90th day after the termination of such employment or (b) the 90th day after the day on which both of the following events have occurred: (i) the Common Stock is traded on the NY Stock Exchange, the American Stock Exchange, the NASDAQ, National Market or the NASDAQ Small Cap Market and (ii) the Executive may sell the shares which are the subject of such option, free of any contractual restriction imposed by the Company or any underwriter of the Company's Common Stock or any restrictions imposed by the Securities Act of 1933 as amended. All the options and their terms remain in full force and effect.

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3.     TERM; TERMINATION; RIGHTS UPON TERMINATION.

       3.1 TERM. The Company agrees to employ the Executive, and the Executive agrees to serve the Company for a period commencing May 1, 2004 and continuing for three years thereafter (such period, including all extensions thereto, to be collectively referred to as the "EMPLOYMENT PERIOD"), unless otherwise terminated pursuant to the terms hereof. The Employment Period shall automatically renew annually for a new three-year term unless prior to the end of the first year of each three-year term, either the Company or the Executive provides notice to the other party to this Agreement of its intention not to extend the Employment Period beyond the then current three-year term. Any notice given pursuant to this Section shall be provided in accordance with the terms of Section
              8.1 hereof and shall be provided not later than 30 days prior to the end of such one-year period.

       3.2 TERMINATION. The Company may at any time, terminate the employment of the Executive under this Agreement for Cause (as defined below), or without cause, immediately and without any requirement of notice. The rights and obligations of the parties upon any termination of the Executive's employment shall be as set forth in
              Section 3.3. For purposes of this Agreement the term "Cause" shall mean (i) any act of dishonesty or gross and willful misconduct with respect to the Company, including without limitation, fraud or theft, on the part of the Executive, (ii) conviction of the Executive of a felony, or (iii) the Executive's failure to perform his assigned duties hereunder after written notice and a 30 day opportunity to cure.

       3.3    RIGHTS UPON TERMINATION. In the event that:

              (a)           The employment of the Executive is terminated by the
                     Company without Cause or by the Executive upon any change by the Company in Executives function, duties or responsibilities, which change would cause Executive's position with the Company to become one of lesser responsibility, importance or scope from the position described in Section 1, then, for the remainder of the then current term of employment hereunder, (i) the Company shall pay to the Executive, at the time otherwise due under
                     Section 2, all Base Salary at the rate in effect at the time of termination, (ii) a bonus equal to the highest annual bonus received by the Executive in the last five years multiplied by the amount of whole and partial years remaining on the contract and (iii) the Company shall provide to the Executive all benefits described in Section
                     2.3. In addition the vesting of stock options  described in
                     Section 2.5, and those granted previously, shall accelerate such that 100% of such options shall automatically vest on the date of such termination. The obligations of the Company pursuant to this Section 3.3(a) shall be in lieu of any

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                     other rights of the Executive  hereunder to compensation or benefits in respect of any period before or after the date of such termination.

              (b)           The Executive's  employment  terminates by reason of
                     death or disability, then the Company shall pay and provide to the Executive or Executive's estate or other successor in interest at the time otherwise due under Section 2 all Base Salary and benefits due to the Executive under Section 2 through the end of the sixth month after the month in which the termination occurs, but reduced in the case of disability by any payments received under any disability plan, program or policy paid for by the Company. The obligations of the Company pursuant to this Section 3.3(b) shall be and in lieu of any other rights of the Executive hereunder to compensation or benefits in respect of any period before or after the date of such termination and in lieu of any severance payment, and no other compensation of any kind or any other amounts shall be due to the Executive by the Company under this Agreement. For purposes of this Agreement, the term "disability" shall mean the Executive's failure to perform the services contemplated by this Agreement as a result of his physical or mental illness or incapacity for a period of 6 consecutive months, or a total of 240 days in any 365 day period.

              (c)           The employment of the Executive is terminated by the
                     Company for Cause, or by the Executive other than under circumstances described in Section 3.3(a) or (b) above, the Executive shall not be entitled to compensation or benefits granted hereunder beyond the date of the termination of the Executive's employment.

              (d)           If,  the  Company  fails to offer  to  continue  the
                     employment of the Executive in the capacity of its Vice Chairman and Chief Executive Officer for a period of three years after the End Date at a Base Salary equal to the higher (i) $280,000.00 or (ii) 105% of the Base Salary in effect on April 30, 2007 (the "Final Base Salary"), pursuant to a written Agreement (the "Renewal Agreement") on terms and conditions substantially identical to this Agreement then, in such event, the Company shall pay to the Executive in one lump sum an amount equal to 50% of the Final Base Salary. Such payment shall be made to the Executive within 10 days after April 30 2007.

              (e)           If a Change in  Control,  as  defined  in Section 7,
                     shall occur at any time after March 31, 2004 then upon the occurrence of such Change in Control the End Date shall be amended to the date which is two years after the date of such occurrence.

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4.     PROPRIETARY INFORMATION.

       4.1 The Executive agrees that all information and know how, whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of the Company and its subsidiaries (collectively, for purposes of this Section 4, the "Company") and not within Executive's possession or knowledge prior to his employment with the Company (collectively, "Proprietary Information"), is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, projects, developments, plans, research data, financial data, personnel data. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault of the Executive.

       4.2 The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

       4.3 The Executive agrees that his obligation not to disclose or use Proprietary Information and records of the type set forth herein also extends to such types of Proprietary Information, records and tangible property of other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's' business.


5. OTHER AGREEMENTS. The Executive hereby represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.


6.     NON-COMPETITION, NON- SOLICITATION.

       6.1 Non-solicitation of Employees and Customers. The Executive agrees that during the term of the Executive's employment with the Company and for a period of one year thereafter, the Executive shall not directly or indirectly (i) recruit, solicit or otherwise induce or attempt to induce any employees of the Company or any of its subsidiaries to leave their employment or (ii) call upon,


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              solicit,  divert or take away,  or attempt to divert or take away, the business or patronage of any, customer licensee, vendor, collaborator or corporate partner of the Company or any of its subsidiaries that had a business relationship with the Company or any of its subsidiaries at the time of termination of Executive's employment with the Company and that did not have a business or personal relationship or was known to Executive prior to his employment with the Company.

       6.2 Non-competition. The Executive agrees that during the term of the Executive's employment with the Company, the Executive shall not directly or indirectly, engage in competition with the Company or any subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly engaged in competition with the Company or any of its subsidiaries: provided the Company or one of its subsidiaries are actively engaged in such business at the time the Executive's employment by the Company is terminated: and provided that the foregoing shall not prevent the Executive from holding shares as a passive investor in a publicly held company which do not constitute more than 5% of the outstanding shares of such company. In the event the Executive (i) voluntarily terminates his employment, (including at any time on or after the End Date) other than provided for in this agreement, or (ii) is terminated by the Company for Cause, the Executive agrees to not compete in the E-Learning marketplace until the earlier of April 30, 2007 or one year from the date of such termination.

7. CHANGE IN CONTROL PROTECTION. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
       Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any similar item, schedule or form, whether or not the Company is then subject to such reporting requirement.

8.     MISCELLANEOUS.

       8.1 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed if to the Executive, at the address shown above and if to the Company at its principal place of business at 12 Skyline Drive, Hawthorne, New York, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.1.

       8.2 PRONOUNS. Wherever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms,

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       and the singular  forms of nouns and pronouns  shall  include the plural, and vice versa.

       8.3 ENTIRE AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supercedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

       8.4 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

       8.5 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

       8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

       8.7 WAIVERS. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in this instance and shall not be construed as a bar or waiver of any right on any other occasion.

       8.8 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

       8.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

       8.10 SPECIFIC ENFORCEMENT. The parties acknowledge that the Executive's breach of the provisions of Section 4 and 6 of this Agreement will cause irreparable harm to the Company. It is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief, which relief shall be cumulative and in addition to any other relief to which the Company may be entitled.

9. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be

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submitted to and settled by  arbitration  conducted in New York, New York before one or three arbitrators each of which shall be knowledgeable in employment law. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator(s) to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such an arbitrator(s) may be enforced in any court having jurisdiction thereof. If the arbitration decision holds that the Company is at fault the Executive shall be entitled to reimbursement of fees and expenses from the Company in an amount not to exceed $50,000. If the arbitration decision holds that the Company is not at fault, the Company shall be entitled to reimbursement of fees and expenses from the Executive in an amount not to exceed $25,000.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above

                                            SmartPros Ltd.


                                            By:     /s/ JOHN GAMBA
                                               ---------------------------------
                                                 Name:  JOHN GAMBA
                                                 Title: CHAIRMAN OF THE BOARD


                                                   /s/ ALLEN S. GREENE
                                               ---------------------------------
                                                       ALLEN S. GREENE